     As filed with the Securities and Exchange Commission on August 17, 1999
                                                 Registration No. ______________
                 ----------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    UNB CORP.
             (Exact name of registrant as specified in its charter)

             Ohio                                       34-1442295
-------------------------------           --------------------------------------
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                             Number)

                                 P.O. BOX 24190
                             CANTON, OHIO 44701-4190
                                 (330) 438-1202
          (Address including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                James J. Pennetti
                          Vice President and Treasurer
                                 P.O. Box 24190
                             Canton, Ohio 44701-4190
                                 (330) 438-1202
       (Name, address, including Zip Code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                               Anthony E. Efremoff
                        Black, McCuskey, Souers & Arbaugh
                             1000 United Bank Plaza
                             220 Market Avenue South
                               Canton, Ohio 44702
                                 (330) 456-8341

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.:
/ X /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  /  /    _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /  /     _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              --------------------

                                               CALCULATION OF REGISTRATION FEE
--------------------------------------- -------------------- ----------------------- ---------------------- ------------------------
        Title of each class                                     Proposed maximum       Proposed maximum            Amount of
        of securities to be                Amount to be        offering price per     aggregate offering         registration
            registered                      registered              unit(1)                price (1)                 fee
--------------------------------------- -------------------- ----------------------- ---------------------- ------------------------
Common Stock, without par value              1,000,000               $16.68               $16,680,000              $4,637.04
--------------------------------------- -------------------- ----------------------- ---------------------- ------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(b), upon the mean of the bid and ask price of the Registrant's Common Stock on the over-the-counter market on August 9, 1999, a date within fifteen days of the date on which this registration statement was filed.

PROSPECTUS

                                    UNB CORP.


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                              ---------------------

                                1,000,000 Shares
                                  Common Stock

                              --------------------

This Prospectus describes UNB Corp.'s (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") under which shares of the Company's Common Stock will be purchased by the Plan for participants with automatically reinvested dividends. The Plan also permits shareholders who become participants in the Plan to make optional cash investments of not less than $500 or more than $5,000 per month for investment in Common Stock.

The Plan provides an economical and convenient method for the holders of shares of the Company's Common Stock to purchase additional shares of Common Stock at the market price, plus applicable brokerage commissions, if any. The Company's Common Stock is presently traded in the over-the-counter market. The Company has filed an application to have the shares of Common Stock traded on the Nasdaq National Market which it expects will be approved by September 30, 1999. On August 9, 1999 the average of the closing bid and asked prices for the Company's Common Stock was $16.68.

The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the manner they have selected.

The Company has authorized the issuance of, and this Prospectus relates to, 1,000,000 authorized and unissued shares of the Company's Common Stock registered for purchase under the Plan. The Company reserves the right to suspend or terminate the Plan, in whole or in part, or to modify the pricing or any other provision of the Plan at any time. It is suggested that this Prospectus be retained for further reference.
                                    * * * * *

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 17, 1999.

                                   THE COMPANY

The Company is an Ohio corporation and is a one-bank holding company registered under the Federal Bank Holding Company Act with its corporate headquarters in Canton, Ohio. Its principal activity is owning and operating its wholly-owned subsidiary, United National Bank & Trust Company (the "Bank"), a national bank engaged in the business of commercial banking.

This Prospectus relates to authorized and unissued Common Stock offered by the Company pursuant to the Plan. The Company may also purchase shares of Common Stock on the open market which will be used pursuant to the terms of the Plan.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Act") and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by the Company can be read and copied at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Company is also subject to the electronic filing requirements of the Securities and Exchange Commission. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission and that is located at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         a. the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1998;

         b. the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended March 31, 1999 and June 30, 1999;

         c. the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Act, including any amendments or reports for the purpose of updating such description.

All documents subsequently filed by the Company after the date of this Prospectus pursuant to Section 13(a), 13(c), 14, or 15(d) of the Act prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

The Company will provide, at no cost to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be addressed to the Secretary of UNB Corp., P.O. Box 24190, Canton, Ohio 44701-4190 (telephone number (330) 438-1223).

                             DESCRIPTION OF THE PLAN

The following is a question-and-answer statement of the provisions of UNB Corp.'s Dividend Reinvestment and Stock Purchase Plan for shareholders of the Company. Questions and Answers 1 through 29 both explain and constitute the Plan, which was adopted by the Company's Board of Directors on August 12, 1999.

                                     PURPOSE

         1.       WHAT IS THE PURPOSE OF THE PLAN?
                  The Plan offers record holders of the Company's Common Stock a systematic method of investing their cash dividends in Common Stock. The Plan also offers holders of Common Stock a method of investing additional cash in Common Stock through optional cash investments. The Plan is designed to promote long-term ownership among investors who are committed to building their UNB Corp. stock ownership over time. Because the Common Stock may be purchased from the Company, the Plan could also provide the Company with a means of raising new capital.

         2.       WHAT ARE SOME OF THE ADVANTAGES OF THE PLAN?
                  Shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock or any designated percentage of those cash dividends automatically reinvested in shares of Common Stock at market prices, plus applicable brokerage commissions, if any. Full investment of cash dividends is possible because the Plan permits fractions of shares, as well as full shares, to be credited to accounts. In addition, dividends will be paid on all full and fractional shares. Over time, reinvested dividends have a compounding effect by earning dividends themselves. A participant in the Plan will also have the opportunity to acquire additional shares by making optional cash investments not more than once a month of not less than $500 or more than $5,000 per month. Shares of Common Stock purchased with optional cash payments will be purchased at market price, plus applicable brokerage commissions, if any.

                                 ADMINISTRATION

         3.       WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?
                  United National Bank & Trust Company (the "Agent") will administer the Plan, keep records, send statements of accounts to participants and perform other duties relating to the Plan. Shares of Common Stock purchased pursuant to the Plan will be registered in the name of the Agent or its nominee, as agent, and will be credited to the accounts of the participants by the Agent.

                                   ELIGIBILITY


         4.       WHO IS ELIGIBLE TO PARTICIPATE?
                  All shareholders of record of the Company's Common Stock are eligible to participate in the Plan. You are a shareholder of record if shares of UNB Corp. Common Stock are registered in your name. Any beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must become shareholders of record by having their shares transferred into their names before they may participate in the Plan.

                          PARTICIPATION BY SHAREHOLDERS

         5.       HOW DO SHAREHOLDERS PARTICIPATE?
                  An eligible shareholder may join the Plan by completing and signing a Dividend Election Form and returning it to the Agent. A Dividend Election Form and a postage-paid return envelope may be obtained at any time by writing to United National Bank & Trust Company, P.O. Box 24190, Canton, Ohio 44701-4190, Attention: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

         6.       WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?
                  You may join the Plan at any time. If the Dividend Election Form is received by the Agent prior to the dividend record date (dividend record dates normally occur in March, June, September, and December), the next dividend paid will be used, pursuant to the Plan, to buy shares of Common Stock. If the Dividend Election Form is received on or after the dividend record date, that dividend will be paid in cash and participation in the Plan will begin with the subsequent cash dividend payment. After enrolling in the Plan, you may make optional cash investments to acquire additional shares.

         7.       WHAT DOES THE DIVIDEND ELECTION FORM PROVIDE?
                  The Dividend Election Form enrolls the participant in the Plan and it directs the Agent to reinvest all or a designated percentage of dividends on the shares of Common Stock registered in the participant's name.

         8. CAN SHAREHOLDERS PARTICIPATE WITH LESS THAN 100% OF THEIR CASH DIVIDENDS?
                  Yes. Eligible shareholders have the option under the Plan to reinvest automatically all or any lesser whole percentage of cash dividends from shares registered in their names. The percentage of participation desired should be specified on the Dividend Election Form. Once the percentage of cash dividends to be reinvested has been selected, that percentage will remain in effect until a new Dividend Election Form is filed with the Agent. Therefore, any increase or decrease in the number of shares registered in a participant's name will result in an increase or decrease in the amount of dividends reinvested under the Plan, unless the reinvestment percentage is changed accordingly (see Question 10).

         9. CAN SHAREHOLDERS HAVE ALL THEIR SHARES PRESENTLY REGISTERED IN THEIR NAMES DEPOSITED IN THE PLAN?
                  Yes. You can deposit the shares registered in your name into the Plan. Depositing shares with the Plan will enable you to receive one statement showing your total ownership of the Company's shares and eliminate any expense or inconvenience related to safekeeping your shares in certificate form. In order to deposit shares with the Plan, you must execute the stock transfer instructions on the reverse of the stock certificate and deliver the certificate with a written request for the Agent to deposit the shares in the Plan. This request must be sent to United National Bank & Trust Company, P.O. Box 24190, Canton, Ohio 44701-4190, Attention: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

         10.      CAN SHAREHOLDERS CHANGE THEIR REINVESTMENT PERCENTAGE?
                  Yes. You may change the percentage of dividends which you wish to have reinvested under the Plan at any time. To do so, a new Dividend Election Form must be completed and returned to the Agent. The answer to Question 5 tells how to obtain a Dividend Election Form and return envelope. A new Dividend Election Form changing the percentage of dividends to be reinvested must be received by the Agent prior to the dividend record date to be effective for that dividend.

         11.      ARE ADDITIONAL CASH INVESTMENTS POSSIBLE?
                  Yes. Once you have enrolled in the Plan, you may invest any amount from $500 to $5,000 each month for the purchase of additional shares. These additional investments can be made at any time (but not more than once a month) in varying amounts as long as each investment falls within the above limits. Additional investments must be received by the Agent by the 10th day of the month. The Agent will pool all cash received and purchase additional shares of Common Stock as promptly as practicable. No interest will be paid on funds held by the Agent prior to the purchase of shares.

                                    PURCHASES

         12. WHEN WILL PURCHASES OF SHARES BE MADE UNDER THE PLAN? Purchases for dividend reinvestment will be made on a quarterly basis and may extend over a number of days to meet the requirements of the Plan. Purchases for optional cash investments will be made as promptly as practicable and may extend over a number of days.

                  Because the Agent will be the purchasing party on behalf of the Plan, you will not be able to control either the timing or pricing of shares purchased or the selection of the broker/dealer through which the purchases are made. As a result, you will not be able to time purchases and will bear the market risk associated with fluctuations in the price of the Company's Common Stock prior to the time the Agent purchases the stock.

         13.      WHERE WILL THE SHARES COME FROM?
                  The Agent will purchase the shares in the open market to the extent such shares are available. To the extent such shares are not available in the open market, the Company may choose, in its sole discretion, to make shares of Common Stock available for purchase under the Plan from its authorized but unissued shares. The Company reserves the right to cease or resume making additional shares available for purchase under the Plan at any time and from time to time.

                  If at any time the Agent is unable to purchase shares of Common Stock in the open market (which may occur by reason of the operation of applicable securities laws, the closing of the securities markets, a temporary curtailment or suspension of open market purchases or other reasons) and the Company determines not to make additional shares available for purchase under the Plan, neither the Company nor the Agent shall have any liability to any participant arising out of the inability to make purchases at such time. If shares of Common Stock are not available for purchase for a period longer than 45 days after a dividend payment date, in the case of dividend reinvestments, or 45 days after the 10th day of the month, in the case of optional cash investments, the Agent will mail to each participant a check in the amount of any unapplied cash dividends or unapplied optional cash investments credited to the participant's Plan accounts, without interest.

                  The Company has filed an application to have its shares of Common Stock traded on the Nasdaq National Market which is expected to be approved by September 30, 1999.

         14.      WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER THE
                  PLAN?
                  If the shares are purchased in the open market, the price per share will be the weighted average purchase price of shares purchased to satisfy Plan requirements, plus applicable brokerage commissions, if any.

                  If the shares are purchased from the Company prior to the time the Common Stock is traded on the Nasdaq National Market, the price per share will be the average of the closing bid and asked prices during the five trading days immediately preceding the record date, in the case of dividend reinvestments, or the purchase date, in the case of optional cash investments.

                  If the shares are purchased from the Company after the Common Stock is traded on the Nasdaq National Market, the price per share will be the average of the daily high and low sale prices reported on the Nasdaq National Market during the five trading days immediately preceding the record date, in the case of dividend reinvestments, or the purchase date, in the case of optional cash investments.

         15. HOW WILL THE NUMBER OF SHARES PURCHASED FOR EACH PARTICIPANT BE DETERMINED?
                  The number of shares that will be purchased from a participant's dividend or optional cash investment will depend on the amount of that dividend or optional cash investment and the applicable purchase price of the Common Stock, plus brokerage commissions, if any. The participant's account will be credited with the number of shares (including any fractional share computed to six decimals) that results from dividing the amount to be invested by the applicable purchase price, plus brokerage commissions, if any.

                                    DIVIDENDS

         16. WILL DIVIDENDS BE PAID ON SHARES HELD IN PLAN ACCOUNTS? Yes. Cash dividends on full shares, and any fraction of a share, credited to each Plan account will be reinvested automatically under the Plan in additional shares of Common Stock and credited to each account.


                             COSTS OF PARTICIPATION

         17. ARE THERE ANY OUT-OF-POCKET EXPENSES TO A SHAREHOLDER WHO PARTICIPATES IN THE PLAN?
                  There are no service fees or charges to participants in connection with purchases of shares of Common Stock under the Plan or for the administration of the Plan. However, the total cost of shares purchased in the open market with reinvested dividends or optional cash investments will include applicable brokerage commissions, if any. No brokerage fees will be applicable to shares purchased from the Company. In addition, if you ask the Agent to sell the shares credited to your account upon your withdrawal from the Plan, you will be required to pay a brokerage commission, if any, which will be deducted from the sale proceeds.

         18. CAN A PARTICIPANT SELL ANY OR ALL OF THE SHARES HELD IN AN ACCOUNT UNDER THE PLAN?
                  Yes. You may request in writing that any or all shares credited to your account in the Plan be sold on the open market. Any such request must be signed by you with your signature guaranteed with a Medallion Signature Guarantee which can be obtained from a broker or bank where you have an account. Mail the request to United National Bank & Trust Company, P.O. Box 24190, Canton, Ohio 44701-4190, ATTENTION:
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

                  Upon receipt of your written request, the Agent will sell the number of whole shares indicated for sale in the written request. If you instruct the Agent to sell shares, you will pay all brokerage fees, if any, which will be deducted from the proceeds of the sale by the Agent. Cash payments for fractional shares will be paid to you by the Agent based on the selling price of the whole shares. You will bear the market risk associated with fluctuations in the price of the Company's Common Stock prior to the time the Agent sells the stock.

                             REPORTS TO PARTICIPANTS

         19.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS?
                  On a quarterly basis, the Agent will mail to participants a statement showing amounts invested, the purchase price, the number of shares purchased, the fair market value of the shares held and other similar information. These statements are the participant's record of the costs of purchases and should be retained for income tax and other purposes. In addition, participants will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.

                             CERTIFICATES FOR SHARES

         20. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR COMMON STOCK PURCHASED?
                  No. Certificates for shares of Common Stock purchased under the Plan will not be issued to you. The number of shares credited to your account under the Plan will be shown on your statement.


         21. CAN A PARTICIPANT PLEDGE THE SHARES CREDITED TO HIS ACCOUNT IN THE PLAN?
                  No. If you wish to pledge shares credited to your account, you must request that certificates for the shares be issued in your name.

                  Upon your written request, a certificate for any number of whole shares credited to your account will be issued and registered in your name and delivered to you. This request should be mailed to United National Bank & Trust Company, P.O. Box 24190, Canton, Ohio 44701-4190, Attention: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. Any remaining whole shares and fractions of a share will continue to be held in your account.

                                   WITHDRAWAL

         22.      HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?
                  You must notify the Agent in writing that you wish to withdraw from the Plan. This notification must be mailed to United National Bank & Trust Company, P.O. Box 24190, Canton, Ohio 44701-4190, Attention: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

                  Upon withdrawal from the Plan or upon termination of the Plan by the Company, a certificate for the total number of whole shares credited to your account under the Plan will be delivered to you and cash payment will be made for any fractions of shares. Cash payments for fractional shares under the Plan will be based on the current market price. If you withdraw from the Plan prior to the time the Common Stock is traded on the Nasdaq National Market, the market price will be the average of the closing bid and asked prices on the date a withdrawal request is received by the Agent. If you withdraw from the Plan after that time, the market price will be the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on the date a written withdrawal request is received by the Agent. Upon withdrawal from the Plan, you may request that all shares, both whole and fractional, credited to your account in the Plan, be sold by the Agent. If a sale is requested, the Agent will place a sale order for the whole shares for your account through a broker selected by the Agent. You will receive a check for the fractional shares plus the sale proceeds, less any brokerage commissions.

         23.      WHEN MAY A SHAREHOLDER REJOIN THE PLAN?
                  If you withdraw from the Plan, you may again become a participant at any time as long as you are then an eligible shareholder (see Question 5 and 6).

                                OTHER INFORMATION

         24. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?
                  For shares held in the Plan, any Common Stock dividends or splits (including fractional shares) will be credited to your account.

         25.      HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
                  SHAREHOLDERS?
                  Any shares held in the Plan for you will be voted as you direct. For each meeting of shareholders, you will receive a proxy card which will enable you to vote all the shares held for your account under the Plan, including fractions of a share calculated to six decimals.

         26. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE AGENT UNDER THE PLAN?
                  The Company and the Agent, in administering the Plan, shall not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death before the actual receipt of a notice in writing of such death and (b) with respect to the prices at which shares of Common Stock are purchased or sold for a participant's account or the times when such purchases or sales are made.

                  THE COMPANY CANNOT ASSURE PARTICIPANTS OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

         27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
                  For federal income tax purposes, participants will be treated as having received, on the dividend payment date, the full amount of the dividend in cash. That amount will be shown on the Company's regular reports to participants and will be supplied, for federal income tax reporting purposes, on the Form 1099 delivered to participants each year.

                  A participant's holding period for shares acquired pursuant to the Plan shall begin on the purchase date for shares acquired directly from the Company. For shares acquired in the open market, the holding period begins on the date the shares are credited to a participant's account. The tax basis of shares acquired under the Plan will be the purchase price for the shares plus any commissions paid by the Agent in connection with shares purchased in the open market.

                  Participants will not realize any taxable income when they receive certificates for whole shares credited to Plan accounts, either upon request or upon a participant's withdrawal from the Plan, or upon termination of the Plan. Participants may realize gain or loss when they sell or exchange those shares. The amount of such gain or loss will be the difference between the amount received for the shares and the cost basis thereof. Participants are urged to consult their tax advisors as to the tax consequences of receiving a cash adjustment for a fractional share credited to their accounts upon withdrawal from, or termination of, the Plan.

         28.      HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO
                  SHAREHOLDERS?
                  In the case of those shareholders who elect to have their dividends reinvested pursuant to the Plan and whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld shall be deducted from the amount of their dividends to determine the net amount of dividends to be reinvested.

         29.      MAY THE PLAN BE CHANGED OR DISCONTINUED?
                  The Company reserves the right to suspend or terminate the Plan, in whole or in part, or to modify the pricing or any other provision of the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not affect previously executed transactions. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as it deems desirable or appropriate for the administration of the Plan.

                                 USE OF PROCEEDS

The Company cannot estimate either the number of shares of Common Stock that will ultimately be issued pursuant to the Plan or the prices at which such shares will be issued. The proceeds from any such issue will be added to the working capital of the Company and will be available for general corporate purposes.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Amended Articles of Incorporation authorizes the Company to indemnify any shareholder, officer, or director who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person was a shareholder, officer or director of the Company or any of its subsidiaries. Such indemnification is permitted only if the shareholder, director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company or had no reasonable cause to believe his conduct was unlawful in a criminal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

Legal matters in connection with the issuance of the Common Stock pursuant to the Plan shall be passed upon by the firm of Black, McCuskey, Souers & Arbaugh, Canton, Ohio.

                                     EXPERTS

The consolidated financial statements of UNB Corp. appearing or incorporated by reference in the Annual Report of UNB Corp. on Form 10-K for the year ended December 31, 1998 have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, as set forth in their report thereon included therein and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer of those to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time after its date.

                  TABLE OF CONTENTS

                                               Page
                                               ----
The Company..............................        2
Available Information....................        2
Documents Incorporated
     by Reference........................        2
Description of the Plan..................        3
Purpose..................................        3
Administration...........................        3
Eligibility..............................        4
Participation by Shareholders............        4
Purchases................................        5
Dividends................................        7
Costs of Participation...................        7
Reports to Participants..................        7
Certificates for Shares..................        8
Withdrawal...............................        8
Other Information........................        9
Use of Proceeds..........................       10
Indemnification of Directors
   and Officers..........................       10
Legal Matters............................       10
Experts..................................       10

================================================================================




================================================================================




                                      UNB
                                     CORP.



                                    Dividend
                        Reinvestment and Stock Purchase
                                      Plan




                              -------------------

                                   PROSPECTUS

                              -------------------





                                August 17, 1999

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized statement of expenses in connection with the issuance and distribution of the securities to be registered.

         Registration Fee                            $4,637.04
         Printing                                    $1,755.00
         Legal                                       $7,000.00*
         Accounting                                  $2,000.00*

         * Estimated

Item 15.  Indemnification of Officers and Directors

         Ohio Revised Code Section 1701.13(E) and Article VII(B) of the registrant's Articles of Incorporation relate to indemnification of the registrant's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

         The statute provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against
(i) expenses, judgments, fines, and settlements reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding arising out of such persons' position as an officer or director of the registrant (or with some other entity at the registrant's request), and (ii) expenses actually and reasonably incurred in defending against or settling, a threatened, pending or completed action or suit by or in the right of the registrant, unless the director or officer is found liable for negligence or misconduct in his or her corporate duties and an appropriate court does not determine that he or she is nevertheless fully and reasonably entitled to indemnity.

         The statute requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding, and otherwise requires in general that indemnification described above be made only on a determination by the Board of Directors, independent legal counsel, or the shareholders that the applicable standards have been met. The statute further permits advances to cover such expenses before a final determination that indemnification is permissible upon receipt of an undertaking by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

         Indemnification under the statute is not exclusive of other rights to indemnification to which a person may be entitled under the articles of incorporation or a contractual agreement.

         The statute permits the registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the registrant, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, the registrant maintains such insurance on behalf of its directors and officers.

Item 16.  Exhibits

Exhibit Number             Description
--------------             -----------

4(a)                       Amended Articles of Incorporation of the
                           Registrant (filed as Exhibit 4(a) to the
                           Registrant's Form S-3 (Registration No.
                           33-27471) and incorporated herein by
                           reference).

4(b) Code of Regulations of the Registrant (filed as Exhibit 4(b) to the Registrant's S-3
                           (Registration No. 33-27471) and incorporated herein by reference.

4(c)                       The UNB Corp. Dividend Reinvestment and
                           Stock Purchase Plan (included as part of the Prospectus contained herein).

5                          Opinion of Counsel regarding legality.

23(a)                      Consent of Independent Certified Public Accountants.

23(b)                      Consent of Counsel (included in Exhibit 5).

Item 17.  Undertakings

(a)      The undersigned registrant hereby undertakes as follows:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effect amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on the 12th day of August, 1999.

                                        UNB CORP.

                                        By: /s/ Roger L. Mann
                                            ---------------------------------
                                               Roger L. Mann, President and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                    Title                              Date

/s/ Roger L. Mann                President and Chief Executive                  August 12,1999
-------------------------        Officer and Director                           --------------
Roger L. Mann                    (Principal Executive Officer)


/s/ James J. Pennetti            Vice President & Treasurer                     August 12, 1999
-------------------------        (Principal Financial and                       ---------------
James J. Pennetti                Accounting Officer)


/s/ Donald W. Schneider          Chairman of the Board                          August 12, 1999
--------------------------                                                      ---------------
Donald W. Schneider


/s/ E. Lang D'Atri               Director                                       August 12, 1999
--------------------------                                                      ---------------
E. Lang D'Atri


/s/ Louis V. Bockius III         Director                                       August 12, 1999
--------------------------                                                      ---------------
Louis V. Bockius III


/s/ Robert J. Gasser             Director                                       August 12, 1999
--------------------------                                                      ---------------
Robert J. Gasser

/s/ Nan Johnston                 Director                                       August 12, 1999
--------------------------                                                      ---------------
Nan Johnston


/s/ Harold M. Kolenbrander       Director                                       August 12, 1999
--------------------------                                                      ---------------
Harold M. Kolenbrander


/s/ Russell W. Maier             Director                                       August 12, 1999
--------------------------                                                      ---------------
Russell W. Maier


/s/ Robert L. Mang               Director                                       August 12, 1999
--------------------------                                                      ---------------
Robert L. Mang


/s/ James A. O'Donnell           Director                                       August 12, 1999
--------------------------                                                      ---------------
James A. O'Donnell


/s/ E. Scott Robertson           Director                                       August 12, 1999
--------------------------                                                      ---------------
E. Scott Robertson


/s/ Marc L. Schneider            Director                                       August 12, 1999
--------------------------                                                      ---------------
Marc L. Schneider


/s/ Abner A. Yoder               Director                                       August 12, 1999
--------------------------                                                      ---------------
Abner A. Yoder

                                  EXHIBIT INDEX

Exhibit
Number                   Description
------                   -----------

4(a) Amended Articles of Incorporation of the Registrant (filed as Exhibit 4(a) to the Registrant's S-3 (Registration No. 33-27471) and incorporated herein by reference)

4(b) Code of Regulations of Registrant (filed as Exhibit 4(b) to the Registrant's S-3 (Registration No. 33-27471) and incorporated herein by reference)

4(c) The UNB Corp. Dividend Reinvestment and Stock Purchase Plan (included as part of the Prospectus contained herein)

5                        Opinion of Counsel regarding legality

23(a)                    Consent of Independent Certified Public Accountants

23(b)                    Consent of Counsel (included in Exhibit 5)